Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form Type)

BitFuFu Inc.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered Securities

Security Type		Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A ordinary shares, par value US$0.0001 per share	Rule 457(c) and Rule 457(h)	7,157,193(3)	$3.46	$24,763,887.78	0.0001531	$3,791.35
	Total Offering Amounts					$24,763,887.78		$3,791.35
	Total Fee Offsets							$0
	Net Fee Due							$3,791.35

(1)	Represents Class A ordinary shares issuable upon vesting or exercise of awards granted under the Amended and Restated 2022 Share Incentive Plan (the “Plan”), as well as the Class A ordinary shares reserved for future awards under the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8, to which this exhibit 107 is a part, also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any Class A ordinary shares covered by an award granted under the Plan that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plan.

(2)	The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$3.46 per share, the average of the high and low prices for the Registrant’s Class A ordinary shares as quoted on the Nasdaq Capital Market on May 30, 2025.

(3)	Represents 7,157,193 Class A ordinary shares, par value US$0.0001 per share, of the Registrant newly authorized for issuance under the Amended and Restated 2022 Share Incentive Plan. These shares represent the Class A ordinary shares that have been added to the award pool pursuant to the amendment to the original 2022 Share Incentive Plan of the Registrant, which were not previously registered under the registration statements on Form S-8 (File No. 333-282033) that were filed with the Securities and Exchange Commission on September 11, 2024.